UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 2, 2014 (September 30, 2014)

SARATOGA INVESTMENT CORP.

(Exact Name of Registrant as Specified in Charter)

Maryland	1-33376	20-8700615
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

535 Madison Avenue New York, New York		10022
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (212) 750-3343

Not Applicable

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On September 30, 2014, Saratoga Investment Corp. (the “Company”) held its 2014 Annual Meeting of Stockholders (the “Annual Meeting”).  As of August 14, 2014, the record date for the Annual Meeting, 5,379,616 shares of common stock were eligible to be voted, and 3,997,951 of those shares were voted in person or by proxy at the Annual Meeting.  The following matters were submitted at the Annual Meeting to the stockholders for consideration:

1.              To elect Michael J. Grisius and G. Cabell Williams each as directors of the Company, to serve until the 2017 Annual Meeting of Stockholders or until his successor is duly elected and qualified; and

2.              To approve a proposal to authorize the Company to sell or otherwise issue the Company’s common stock at an offering price per share to investors that is not less than 85% of the Company’s then current net asset value per share.

3.              To approve the adjournment of the annual meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the annual meeting to approve the proposal to elect two directors and/or the proposal to sell or issue shares of common stock to investors at a per share price that is less than the Company’s then current net asset value per share.

Proposal 1 — Election of Director

Each of the nominees listed in the Company’s 2014 proxy statement was elected to serve until the 2017 Annual Meeting of Stockholders or until his successor is duly elected and qualified.  The following votes were taken in connection with this proposal:

Director Nominee	Votes For	Votes Withheld

Michael J. Grisius	3,861,036	136,915
G. Cabell Williams	3,874,323	123,628

Proposal 2 — Issuance of Shares Below Net Asset Value

The proposal to authorize the Company to sell or otherwise issue the Company’s common stock at an offering price per share to investors that is not less than 85% of the Company’s then current net asset value per share was approved. The following votes were taken in connection with this proposal:

	Votes For	Votes Against	Abstentions

All Stockholders	3,127,750	847,956	22,245

All Stockholders Excluding Affiliates*	926,327	342,021	22,243

* Of the 5,379,616 shares of the Company’s common stock eligible to vote as of the record date for the Annual Meeting, 2,573,690 shares of the Company’s common stock were held by persons or entities not affiliated with the Company.

Proposal 3 — Adjournment

The proposal to approve the adjournment of the annual meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the annual meeting to approve the proposal to elect two directors and/or the proposal to sell or issue shares of common stock to investors at a per share price that is less than the Company’s then current net asset value per share was approved.  The following votes were taken in connection with this proposal:

Votes For	Votes Against	Abstentions

3,152,881	309,172	535,898

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SARATOGA INVESTMENT CORP.

Date: October 2, 2014

	By:	/s/ Henri J. Steenkamp
	Name:	Henri J. Steenkamp
	Title:	Chief Financial Officer